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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 7, 2002
                                                           -------------


                          The Williams Companies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                           1-4174                   73-0569878
 ---------------                    ------------            -------------------
 (State or other                    (Commission              (I.R.S. Employer
 jurisdiction of                    File Number)            Identification No.)
 incorporation)



   One Williams Center, Tulsa, Oklahoma                             74172
----------------------------------------                           --------
(Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                       1
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Item 5.    Other Events.

           On March 7, 2002, The Williams Companies, Inc. (NYSE:WMB) announced it had entered into an agreement for the sale of $275 million of its 9-7/8 percent cumulative convertible preferred stock to MEHC Investment, Inc., a wholly owned subsidiary of MidAmerican Energy Holdings Company, and a member of the Berkshire Hathaway family of companies. MEHC Investment will acquire 1,466,667 shares of the security at a purchase price of $187.50 per share, pursuant to a stock purchase agreement between the companies. Each share of the security is convertible into 10 shares of Williams' common stock. The transaction, which is subject to certain conditions that include the closing of Williams' sale of its Kern River interstate gas pipeline business to MidAmerican, is expected to close before March 31, 2002.

Item 7.    Financial Statements and Exhibits.

           Williams files the following exhibit as part of this report:

           Exhibit 99.1 Copy of Williams' press release dated March 7, 2002, publicly announcing the matters reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE WILLIAMS COMPANIES, INC.


Date: March 7, 2002                      /s/ William G. von Glahn
                                     ------------------------------------------
                                         Name:    William G. von Glahn
                                         Title:   Senior Vice President and
                                                  General Counsel


                                        2
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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER          DESCRIPTION
------          -----------
99.1            Copy of Williams' press release dated March 7, 2002, publicly announcing the matters reported herein.